SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
 SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                        SHARES
                             PURCHASED        AVERAGE
             DATE            SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-KERR GROUP CVT PFD

GAMCO INVESTORS, INC.

             10/03/94            2,000-           20.2500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
 (2) PRICE EXCLUDES COMMISSION.


    SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
  SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                   SHARES
                         PURCHASED        AVERAGE
         DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KERR GROUP INC

GAMCO INVESTORS, INC.

         10/04/94            9,000-            8.7292

          9/13/94            2,000-            8.8750

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.